Articles of Amendment
to
Articles of Incorporation
of

Tauriga Sciences, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P01000039737

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
2) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
3) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
4) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
5) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________
6) ____ Change	_______	____________________________	____________________________
____ Add			____________________________
____ Remove			____________________________

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article SECOND shall read in its entirety as follows:

"SECOND: The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, $0.00001 par value."

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

See attached sheet.

Effective as of 11:59 p.m., Eastern time, on July 9, 2018 (the "Effective Date"), each seventy-five (75) shares of common stock, par value $0.00001 per share (the "Old Common Stock"), issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one (1) share of common stock, par value $0.00001 per share (the "New Common Stock"). Each outstanding stock certificate which immediately before the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-seventy-fifth (1/75), and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. No fractional shares shall be issued in connection therewith. Any stockholders whose number of post-split shares would result in a fractional number will have his/her/its shares rounded up to the next number of shares.

The Board of Directors of the Corporation adopted resolutions on March 12, 2018 approving the combination described above. This amendment to the Corporation's Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: July 9, 2018

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated June 7, 2018

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Seth M. Shaw Seth M. Shaw

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)